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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-A/A

                                 AMENDMENT NO. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Juno Lighting, Inc.
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             (Exact name of registrant as specified in its charter)


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
             Delaware                                          36-2852993
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(State of incorporation or organization)                     (IRS Employer
                                                            Identification No.)

1300 S. Wolf Road, P.O. Box 5065, Des Plaines, Illinois          60017-5065
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(Address of principal executive offices)                         (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                   Name of each exchange on which
to be so registered                                   each class is to be registered
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         None                                               Not Applicable

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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Share Purchase Rights
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                                (Title of Class)


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Item 1.  Description of Securities to be Registered.

         On March 26, 1999, Juno Lighting, Inc., a Delaware corporation (the "Company") and The First Chicago Trust Company, a division of Equiserve, as successor Rights Agent (the "Rights Agent"), adopted the Third Amendment (the "Third Amendment") to the Rights Agreement dated as of August 3, 1989, between the Company and the Rights Agent (as amended to date, the "Rights Agreement"). The Third Amendment, among other things, provides that none of Fremont Investors I, LLC, a Delaware limited liability company ("Fremont Investors"), Jupiter Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Fremont Investors, or any of their respective Affiliates or Associates shall be become an Acquiring Person (as such terms are defined in the Rights Agreement) as the result an acquisition of Juno securities pursuant to and in accordance with that certain Agreement and Plan of Recapitalization and Merger dated as of March 26, 1999 among Fremont Investors, Jupiter Acquisition Corp. and the Company. The Third Amendment to the Rights Agreement is attached as an exhibit hereto, and is incorporated herein by reference. Except as incorporated by reference herein, the description of the Rights Agreement set forth in the Registration Statement on Form 8-A initially filed by the Company with the Securities and Exchange Commission on August 9, 1989, as amended to date, remains in full force and effect.



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Item 2.  Exhibits.
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

     Exhibit
      Number        Description
      ------        -----------
        1 Juno Lighting, Inc. Rights Agreement dated as of August 3, 1989 between Juno Lighting, Inc. and the First National Bank of Chicago, as Rights Agent, filed as Exhibit 1 to the Company's Current Report on Form 8-K (SEC File No. 0-11631) filed with the Securities and Exchange Commission on August 9, 1989.

        2 First Amendment to Juno Lighting, Inc. Rights Agreement dated as of June 17, 1991 between Juno Lighting, Inc. and The First National Bank of Chicago, as Rights Agent, filed as Exhibit 10.5(a) to the Company's Annual Report on Form 10-K (SEC File No. 0-11631) for the fiscal year ended November 30, 1991.

        3 Second Amendment to Juno Lighting, Inc. Rights Agreement dated as of June 17, 1991 between Juno Lighting, Inc. and The First Chicago Trust Company of New York, as successor Rights Agent to The First National Bank of Chicago, filed as Exhibit 1 to the Company's Current Report on Form 8-K (SEC File No. 0-11631) filed with the Securities and Exchange Commission on July 17, 1991.

        4 Third Amendment to Juno Lighting, Inc. Rights Agreement dated as of March 26, 1999 between Juno Lighting, Inc. and The First Chicago Trust Company, as successor Rights Agent.


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 29, 1999          JUNO LIGHTING, INC.


                               By: /s/ Robert S. Fremont
                                   ------------------------------------
                                   Name: Robert S. Fremont
                                   Title: Chairman and Chief Executive Officer




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                                  EXHIBIT INDEX
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


     Exhibit
      Number             Description
      ------             -----------

        1 Juno Lighting, Inc. Rights Agreement dated as of August 3, 1989 between Juno Lighting, Inc. and the First National Bank of Chicago, as Rights Agent, filed as Exhibit 1 to the Company's Current Report on Form 8-K (SEC File No. 0-11631) filed with the Securities and Exchange Commission on August 9, 1989.

        2 First Amendment to Juno Lighting, Inc. Rights Agreement dated as of June 17, 1991 between Juno Lighting, Inc. and The First National Bank of Chicago, as Rights Agent, filed as Exhibit 10.5(a) to the Company's Annual Report on Form 10-K (SEC File No. 0-11631) for the fiscal year ended November 30, 1991.

        3 Second Amendment to Juno Lighting, Inc. Rights Agreement dated as of June 17, 1991 between Juno Lighting, Inc. and The First Chicago Trust Company of New York, as successor Rights Agent to The First National Bank of Chicago, filed as Exhibit 1 to the Company's Current Report on Form 8-K (SEC File No. 0-11631) filed with the Securities and Exchange Commission on July 17, 1991.

        4 Third Amendment to Juno Lighting, Inc. Rights Agreement dated as of March 26, 1999 between Juno Lighting, Inc. and The First Chicago Trust Company, as successor Rights Agent.





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